Tracey Joubert Appointed Molson Coors New Chief Financial Officer

DENVER, Colo., and MONTREAL, Quebec – November 17, 2016 – Molson Coors Brewing Company (NYSE: TAP; TSX: TPX), today announced that Tracey Joubert, current Chief Financial Officer of the Company’s US business, has been appointed as Molson Coors’ new Chief Financial Officer, effective immediately.

President and Chief Executive Officer of Molson Coors, Mark Hunter, stated, “We are very excited to have Tracey join our executive leadership team as our new CFO. I have had the privilege of working closely with Tracey for several years and am confident she is very knowledgeable about the Molson Coors organization, our commercial strategy and where we are heading as a bigger, better business. We are also fortunate that she is well known to our investor community as a highly qualified and respected financial leader who has overseen the successful growth of our US business. We fully expect this to be a seamless transition as we continue to accelerate our First Choice agenda and deliver long term shareholder value.”

New Chief Financial Officer of Molson Coors, Tracey Joubert, said, “I am excited to lead the finance function at Molson Coors. I am very familiar with the company and very supportive of its plans. With the full acquisition of MillerCoors, it’s a critical point in the bigger and stronger Molson Coors and I am ready to bring the financial discipline and leadership necessary to deliver the growth our employees and shareholders expect.”

Joubert has served as Executive Vice President and Chief Financial Officer for MillerCoors since 2012. Previously, she was Vice President of finance, planning & analysis and controller for MillerCoors and before that as Director of finance and group services at Miller Brewing Company. She came to Miller from SAB Limited in Johannesburg, South Africa, where she served as financial manager, technical accounting, and was later promoted to financial manager, finance services. Prior to joining SAB Limited, she was financial manager at Barloworld, Ltd. and articled at KPMG South Africa. Joubert holds bachelor’s degrees in commerce and accounting from the University of Witwatersrand in South Africa. She also serves on the Board of Directors of the Terrapin Beer Company and Coors Distributing Company.

Mauricio Restrepo has resigned from his position as Chief Financial Officer of Molson Coors Brewing Company, effective immediately. Mr. Restrepo resigned because of matters regarding personal conduct unrelated to the operations or financial statements of the Company.

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Overview of Molson Coors
With a story that starts in 1774, Molson Coors has spent centuries defining brewing greatness. As the third largest global brewer, Molson Coors works to deliver extraordinary brands that delight the world’s beer drinkers. From Coors Light, Miller Lite, Carling, Staropramen and Sharp’s Doom Bar to Leinenkugel’s Summer Shandy, Blue Moon Belgian White, Pilsner Urquell, Creemore Springs Premium Lager and Smith & Forge Hard Cider, Molson Coors offers a beer for every beer lover.

Molson Coors operates through Molson Coors Canada, MillerCoors, Molson Coors Europe and Molson Coors International. The company is not only committed to brewing extraordinary beers, but also running a business focused on respect for its employees, communities and drinkers, which means corporate responsibility and accountability right from the start. It has been listed on the Dow Jones Sustainability World Index for the past five years. To learn more about Molson Coors Brewing Company, visit molsoncoors.com, ourbeerprint.com or on Twitter through @MolsonCoors.

Forward-Looking Statements

This press release includes statements that constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. Generally, the words “believe,” "expect,” "intend,” "anticipate,” “project,” “will,” and similar expressions identify forward-looking statements, which generally are not historic in nature. Although the Company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s historical experience, and present projections and expectations are disclosed in the Company’s filings with the Securities and Exchange Commission (“SEC”). These factors include, among others, our ability to successfully integrate the acquisition of MillerCoors; our ability to achieve expected tax benefits, accretion and cost savings and synergies; impact of increased competition resulting from further consolidation of brewers, competitive pricing and product pressures; health of the beer industry and our brands in our markets; economic conditions in our markets; additional impairment charges; our ability to maintain manufacturer/distribution agreements; changes in our supply chain system; availability or increase in the cost of packaging materials; success of our joint ventures; risks relating to operations in developing and emerging markets; changes in legal and regulatory requirements, including the regulation of distribution systems; fluctuations in foreign currency exchange rates; increase in the cost of commodities used in the business; the impact of climate change and the availability and quality of water; loss or closure of a major brewery or other key facility; our ability to implement our strategic initiatives, including executing and realizing cost savings; our ability to successfully integrate newly acquired businesses; pension plan costs; failure to comply with debt covenants or deterioration in our credit rating; our ability to maintain good labor relations; our ability to maintain brand image, reputation and product quality; lack of full-control over the operations of MillerCoors and other risks discussed in our filings with the SEC, including our most recent Annual Report on Form 10-K. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.